UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	October 8, 2010

Vitacost.com, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34468	37-1333024
(Commission File Number)	(IRS Employer Identification No.)

5400 Broken Sound Blvd. - NW, Suite 500
Boca Raton, Florida	33487-3521
(Address of Principal Executive Offices)	(Zip Code)

(561) 982-4180

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Copies of all communications to:
Vitacost.com, Inc. 5400 Broken Sound Blvd. - NW, Suite 500 Boca Raton, Florida 33487-3521 (561) 982-4180 Attention: Mary Marbach General Counsel and Secretary	Greenberg Traurig, LLP The MetLife Building 200 Park Avenue New York, NY 10166 (212) 801-9200 Attention: Clifford E. Neimeth

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

(a) Stockholder Agreement

On October 8, 2010, Vitacost.com, Inc. (the “Company”), upon the recommendation of an Ad Hoc Committee of the Company’s board of directors (the “Board”) and of the Audit Committee of the Board, entered into a stockholder agreement (the “Stockholder Agreement”) with Great Hill Investors, LLC, Great Hill Equity Partners III, L.P. and Great Hill Equity Partners IV, L.P. (the “Great Hill Entities”).  The Stockholder Agreement contains certain restrictions with respect to the Great Hill Entities’ ownership of the Company’s common stock, par value $0.00001 per share (“Common Stock”), including, without limitation, with respect to voting, participation in third-party tender offers, affiliate transactions, board composition, and sales by the Great Hill Entities of their shares of Common Stock in privately negotiated transactions. All capitalized terms used and not defined in this Item 1.01(a) have the respective meanings assigned to them in the Stockholder Agreement.

Voting Restrictions and Obligations

The Stockholder Agreement provides that for a period of seven years (the “Voting Standstill Period”), at such time(s) as the Great Hill Entities and/or its Controlled Affiliates beneficially own more than 30% of the outstanding Common Stock (such amount in excess of 30% of Common Stock, the “Excess Shares”), the Great Hill Entities will vote or furnish a written consent in respect of the Excess Shares in direct proportion to the votes cast or written consents furnished by all Non-Affiliate Holders with regard to each matter submitted by the Company or a third party to the Company’s stockholders for their vote or written consent (the “Proportional Voting Requirement”).  As of the date hereof, the Great Hill Entities own 5,419,697 (representing approximately 19.7%) of the outstanding shares of Common Stock.

The voting restrictions described above will not apply during such time as:

•
any Person or group (other than the Great Hill Entities or their Controlled Affiliates) become and are the beneficial owner of 15% or more of the outstanding Common Stock with the prior approval of the Majority Independent Board;

•	the Company publicly announces and is a party to a definitive agreement approved by the Majority Independent Board, providing for,

•	a merger, business combination or similar transaction,

•	a restructuring, reorganization, liquidation, dissolution or other similar transaction, or

•	the sale of all or substantially all of the Company’s assets.

In addition, the Proportional Voting Requirement will not apply with respect to certain public proxy or consent solicitations to the extent conducted by a non-Great Hill Entity.

Majority Independent Board

During the Voting Standstill Period, to the fullest extent permitted by law, the Great Hill Entities will take all lawful action to ensure that the Board is composed, at all times, of a majority of Non-Great Hill Directors.

Third-Party Tender Offer Restrictions and Obligations

With respect to any tender offer conducted by a third-party and not approved or recommended by the Majority Independent Board, the Great Hill Entities will not enter into any tender commitment or voting support agreement in respect of the Excess Shares and will cause the Excess Shares to be tendered (or not tendered) in direct proportion to the manner in which all Non-Affiliate Holders tender (or do not tender) their Common Stock.

Restrictions on Affiliate Transactions

For as long as the Great Hill Entities and/or their Controlled Affiliates beneficially own any shares of Common Stock, the Company will not enter into any transactions with the Great Hill Entities and/or their Controlled Affiliates, unless they are approved in advance by the Majority Independent Board.

Great Hill Entities’ Board Representation

During the Voting Standstill Period and during such time as the Great Hill Entities and/or their Controlled Affiliates beneficially own at least 15% of the outstanding Common Stock:

•
the Great Hill Entities have the right to nominate two persons as directors of the Company who are reasonably acceptable to the Company’s Nominating/Corporate Governance Committee (the “Great Hill Designees,” and each, a “Great Hill Designee”); and

•	to the fullest extent permitted by law, the Company has agreed to take certain actions to cause the Great Hill Designees to be nominated and recommended for election to the Board.

If any Great Hill Designee serving as a director dies, resigns, is disqualified or is removed as a director, and the Great Hill Entities are then entitled to designate a Great Hill Designee, the resulting vacancy will be filled by a person nominated by the Great Hill Entities and reasonably acceptable to the Company’s Nominating/Corporate Governance Committee.

The Company will use its reasonable best efforts not to modify the composition of the Board in a manner that would likely result in the elimination or significant diminishment of the rights of the Great Hill Entities specified above.  The foregoing does not limit the Company’s right to increase the number of directors on the Board.

The Company’s obligation to nominate a Great Hill Designee for election as a director of the Company or to fill a vacancy with a successor Great Hill Designee, as described above, will terminate at such time as the Great Hill Entities and/or their Controlled Affiliates cease to beneficially own at least 15% of the outstanding Common Stock.

Private Sale Transfer Restrictions

The Great Hill Entities will provide the Company with written notice at least three business days prior to engaging in a Private Sale to any Person:

•	pursuant to which such Person and/or such Person’s Controlled Affiliates would beneficially own 20% or more of the outstanding Common Stock, or

•	who has publicly announced an intention to:

•	influence or seek control of the Company or the Board, or

•
conduct a proxy or consent solicitation to (i) remove and/or elect the Company’s directors, (ii) amend or modify the Company’s certificate of incorporation or Bylaws, or (iii) submit any stockholder proposal for inclusion in any of the Company’s proxy materials relating to director nominations or controlling or influencing control of the Company or the Board.

Such written notice, to the extent applicable, must include the identity of the proposed transferee, the proposed price per share, a summary of the material terms of the intended sale, and a summary of any agreements between the Great Hill Entities and the proposed transferee with respect to the Company or the Common Stock.

Reimbursement of Consent Solicitation Expenses

The Company has agreed to reimburse the Great Hill Entities for up to $700,000 of their out-of-pocket expenses incurred in connection with the solicitation of written consents from the Company’s stockholders conducted by the Great Hill Entities, pursuant to which, on July 21, 2010, the Company’s stockholders amended the Company’s Bylaws; removed, without cause, certain (now former) directors of the Company; and elected each of Messrs. Christopher S. Gaffney, Mark A. Jung, Michael A. Kumin and Jeffrey M. Stibel as directors of the Company.

The foregoing summary of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by the full text of Stockholder Agreement attached hereto as Exhibit 10.37, which is hereby incorporated by reference into this Item 1.01.

(b) Registration Rights Agreement

In their capacity as affiliates of the Company, the Great Hill Entities are subject to certain restrictions on their ability to sell shares of Common Stock currently owned and hereafter acquired (if so acquired) by them under applicable U.S. federal securities laws.  The Great Hill Entities have also separately agreed with the Company to comply with the Company’s securities trading policies applicable to the Company’s directors and officers.  Messrs. Gaffney and Kumin currently serve on the Board as Great Hill Designees.

Concurrently with entering into the Stockholders Agreement, the Company, upon the recommendation of the Ad Hoc Committee and the Audit Committee, entered into a registration rights agreement (the “Registration Rights Agreement”) with the Great Hill Entities, Great Hill Partners GP III, L.P., GHPIII, LLC, Great Hill Partners GP IV, L.P., and GHP IV, LLC (each a “Holder” and together, the “Holders”). All capitalized terms used and not defined in this Item 1.01(b) have the respective meanings assigned to them in the Registration Rights Agreement.

Of the 5,419,697 shares of Common Stock beneficially owned by the Holders as of the date of the Registration Rights Agreement, one-half (or 2,709,848) of such shares immediately constitute Registrable Securities and, therefore, are immediately entitled to demand and piggyback registration rights under the Registration Rights Agreement.  After the expiration of 18 months until the termination of the Registration Rights Agreement, all remaining shares of Common Stock then beneficially owned by the Holders (which includes all shares of Common Stock acquired by the Holders, if any, subsequent to the date of the Registration Rights Agreement) will constitute Registrable Securities and are entitled to full registration rights under the Registration Rights Agreement.

Demand Registration Rights

The Registration Rights Agreement provides that, subject to certain blackout and suspension requirements  and other limitations, upon the request of the Holders of a majority of Registrable Securities, the Company will effect the underwritten registration under the Securities Act of 1933, as amended (the “Securities Act”) of the shares of Common Stock beneficially owned by the Holders to the extent of the aggregate limitation on the number of Registrable Securities described above.

The Holders cannot make a request for a Demand Registration for less than 50% of all Registrable Securities then owned by them and subject to the Registration Rights Agreement, and the Company is not required to effect (i) more than one Demand Registration during any 12-month period or (ii) more than two Demand Registrations under the Registration Rights Agreement.  The Demand Registration must be in the form of an underwritten public offering only.

If the Managing Underwriter notifies the Company that it must limit the number of Registrable Securities that can be included in a demand registration (an “Underwriters’ Maximum Number”), then:

•	the Company will include in such demand registration only such number of Registrable Securities that does not exceed the Underwriters’ Maximum Number, and

•	such permissible number of Registrable Securities will be allocated pro rata among the Holders based on the number of Registrable Securities requested to be included by each Holder.

The Company may postpone a registration under the Registration Rights Agreement, or require a Holder to refrain from disposing of Registrable Securities under the registration, in either case, for no more than 90 consecutive days, if the Company makes a good faith determination that:

•	such registration or disposition would materially interfere with any then pending or proposed material transaction, or

•	the Holder(s) are in possession of material non-public information the premature public disclosure of which the Company reasonably believes would not be in the Company’s best interests;

; provided that the Company cannot suspend a registration for the reasons described above for more than 135 days in any 12-month period.

Shelf Registration Rights

Eighteen months following the date of the Registration Rights Agreement (provided that at such time the Company is eligible to use a short-form registration statement for a secondary offering of Company securities), upon the request of Holders of a majority of the Registrable Securities, the Company will file a short-form registration statement under the Securities Act for the resale, from time to time, pursuant to Rule 415 under the Securities Act by the Holders of the requested number of shares of Registrable Securities of the Holders (the “Shelf Registration Statement”).  The Company will maintain the effectiveness of the Shelf Registration Statement for 18 months (or until such earlier time as all of the Registrable Securities can be sold without restriction pursuant to Rule 144 under the Securities Act).

Piggyback Registration Rights

If the Company proposes to register any of its securities for its own account under the Securities Act (subject to certain exceptions, including an acquisition or business combination, issuances related solely to stock options and employee benefit plans, or pursuant to a Demand Registration or shelf registration for Holders) (a “Piggyback Registration”), the Company will be required to include Registrable Securities in each Piggyback Registration if requested to do so by any Holder in accordance with certain notice requirements in the Registration Rights Agreement.  The Holders of Registrable Securities will be permitted to withdraw all or any part of their shares from any Piggyback Registration prior to the effective date of such Piggyback Registration, except as otherwise provided in a written agreement with the Company’s underwriter.  Subject to certain restrictions, the Company can offer to include any shares of Common Stock beneficially owned by any of its directors or executive officers in any Piggyback Registration on the same terms and conditions applicable to the Holders of the Registrable Securities.

If a Piggyback Registration is in the form of an underwritten offering, and the Managing Underwriter provides notice to the Company of an Underwriters’ Maximum Number, then:

•	the Company will be entitled to include any number of Company securities for its own account that does not exceed the Underwriters’ Maximum Number; and

•
the number of Company securities offered and sold by the Company for its own account, if any, that exceeds the Underwriters’ Maximum Number will be allocated pro rata among the Holders and the Company’s directors and executive officers on the basis of the number of securities requested to be included by each such Person.

Most Favored Nations

The Company also has agreed that if, at any time after the date and during the term of the Registration Rights Agreement, it enters into a registration rights agreement (or similar agreement) with any person or entity who is not a Holder and such person or entity obtains registration rights on more favorable terms than those contained in the Registration Rights Agreement, the Registration Rights Agreement will be amended for the benefit of the Holders to include such more favorable terms.

Registration Expenses; Indemnification

The Company will pay all of the registration costs and expenses incurred in connection with each Demand Registration, shelf registration or Piggyback Registration, as the case may be, under the Registration Rights Agreement and will reimburse the Holders for certain reasonable fees incurred by them in connection therewith.  Each Holder, however, will be responsible for any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities pursuant to a Registration Statement.  The obligation of the Company to pay registration expenses as described above applies irrespective of whether any sales of Registrable Securities occur pursuant to a demand, shelf or piggyback registration under the Registration Rights Agreement.  The Company and the Holders have further agreed to certain indemnification obligations with respect to liabilities which could arise and be asserted under U.S. federal securities laws.

Termination of Registration Rights

The Registration Rights Agreement will terminate on the earlier of the date that (i) the Holders no longer beneficially own any Registrable Securities or (ii) all Registrable Securities are eligible for sale without any volume or other limitations or transfer restrictions under the Securities Act.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement attached hereto as Exhibit 10.38, which is hereby incorporated by reference into this Item 1.01.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2010, the Company announced that Michael Sheridan was  appointed to the Board of Directors effective immediately.  Mr. Sheridan was also appointed to serve as Chairman of the Company’s Audit Committee.  Mr. Sheridan has over 20 years of experience working in the high technology and internet industries.  Most recently he was Chief Financial Officer of Mimosa Systems, Inc., an email archiving software company that was acquired by Iron Mountain, Inc. in February 2010.   Prior to Mimosa Systems, Mr. Sheridan served as Chief Financial Officer for numerous technology and internet companies including: Playlist, Inc., Facebook, Inc., IGN Entertainment, Inc. and SonicWall, Inc.  He has also served on the Board of Directors of 3Par, Inc., a publicly-traded provider of data storage systems that was acquired by Hewlett Packard in September 2010.

The Company is not aware of any relationships or transactions in which Mr. Sheridan has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

The cash and equity compensation of Mr. Sheridan as a director will be the same as previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for the Company’s other non-employee directors.

Item 8.01.	Other Events.

2010 Annual Stockholder Meeting Date and Record Date

On October 11, 2010, the Company announced that its 2010 Annual Meeting of Stockholders will be held on Thursday, December 9, 2010 in Las Vegas, Nevada.  In accordance with applicable Delaware law and the Company’s bylaws, the Company’s Board of Directors has fixed November 9, 2010 as the record date for holders of the Company’s common stock to be eligible to vote at the 2010 Annual Meeting.

Stockholder Nomination and Proposal Deadline

In accordance with the Company’s bylaws, the close of business on October 21, 2010 is the deadline for the submission of stockholder nominations for the election of directors and proposals for any new business to be presented at the December 9, 2010 annual meeting of stockholders. The deadline for the submission of stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, is the close of business on October 25, 2010.  Such nominations and proposals should be delivered to:  Vitacost.com Inc., 5400 Broken Sound Blvd., NW, Suite 500, Boca Raton, Florida 33487, Attention:  Secretary.  The Company recommends that such nominations and proposals be sent by certified mail, return receipt requested.  Such nominations and proposals will also need to comply with the requirements of the Company’s bylaws, and with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in the Company’s proxy materials, and may be omitted if not in compliance with applicable requirements.

Continuing Search for Additional Independent Directors

On October 11, 2010, the Company also announced that it intends to nominate for election at the December 9, 2010 annual meeting of stockholders all incumbent directors who currently are serving on the Board and that it is continuing its national search for additional, qualified, independent outside directors.  As previously announced, the Company has engaged Spencer Stuart to assist in the search process.  Once the search and Board approval process for additional independent directors is completed, the Company will reconstitute all standing committees of the Board.  The Company expects to convene its 2011 Annual Meeting of Stockholders sometime in the spring of 2011.

A copy of the press release announcing the execution of the Stockholder Agreement and the Registration Rights Agreement referred to in Item 1.01 above, the appointment of Mr. Sheridan referred to in Item 5.02 above, and the record and 2010 Annual Meeting dates and other announcements referred to in this Item 8.01 is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.37	Stockholder Agreement dated October 8, 2010, between the Company and Great Hill Investors, LLC, Great Hill Equity Partners III, L.P. and Great Hill Equity Partners IV, L.P.

10.38
Registration Rights Agreement dated October 8, 2010, between the Company and Great Hill Investors, LLC, Great Hill Equity Partners III, L.P., Great Hill Partners GP III, L.P., GHP III, LLC, Great Hill Equity Partners IV, L.P., Great Hill Partners GP IV, L.P. and GHP IV, LLC.

99.1	Press Release issued by the Company, dated October 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITACOST.COM, INC.

Dated: October 13, 2010	By:	/s/ Richard P. Smith
Richard P. Smith
Chief Financial Officer

EXHIBIT INDEX

10.37	Stockholder Agreement dated October 8, 2010, between the Company and Great Hill Investors, LLC, Great Hill Equity Partners III, L.P. and Great Hill Equity Partners IV, L.P.

10.38
Registration Rights Agreement dated October 8, 2010, between the Company and Great Hill Investors, LLC, Great Hill Equity Partners III, L.P., Great Hill Partners GP III, L.P., GHP III, LLC, Great Hill Equity Partners IV, L.P., Great Hill Partners GP IV, L.P. and GHP IV, LLC.

99.1	Press Release issued by the Company, dated October 11, 2010.